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                                                                      Exhibit 11




                          The Williams Companies, Inc.
         Computation of Earnings Per Common and Common-Equivalent Share


                                                                                     (Thousands, except per-share amounts)
                                                                             ------------------------------------------------------
                                                                               Three months ended             Nine months ended
                                                                                   September 30,                September 30,
                                                                             -------------------------    -------------------------
                                                                                1997           1996          1997           1996
                                                                             ----------     ----------    ----------     ----------
Primary earnings:
  Net income (loss)                                                          $   (8,400)    $   71,000    $  205,300     $  256,300
  Preferred stock dividends:
     $2.21 cumulative preferred stock                                               200            400         1,000          1,200
     $3.50 cumulative convertible preferred stock                                 2,200          2,200         6,600          6,600
                                                                             ----------     ----------    ----------     ----------
  Income (loss) applicable to common stock                                   $  (10,800)    $   68,400    $  197,700     $  248,500
                                                                             ==========     ==========    ==========     ==========

Primary shares:
  Average number of common shares outstanding during the period                 159,009        157,349       158,518        157,052
  Common-equivalent shares attributable to options and deferred stock             3,950          5,063         4,056          5,090
                                                                             ----------     ----------    ----------     ----------
  Total common and common-equivalent shares                                     162,959        162,412       162,574        162,142
                                                                             ==========     ==========    ==========     ==========

Primary earnings per common and common-equivalent share:
  Income before extraordinary loss                                           $      .39     $      .42    $     1.67     $     1.53
  Extraordinary loss from early extinguishment of debt                             (.45)            --          (.45)            --
                                                                             ----------     ----------    ----------     ----------
  Net income (loss)                                                          $     (.06)    $      .42    $     1.22     $     1.53
                                                                             ==========     ==========    ==========     ==========

Fully diluted earnings:
  Net income (loss)                                                          $   (8,400)    $   71,000    $  205,300     $  256,300
  $2.21 cumulative preferred stock dividends                                        200            400         1,000          1,200
                                                                             ----------     ----------    ----------     ----------
  Income (loss) applicable to common stock                                   $   (8,600)    $   70,600    $  204,300     $  255,100
                                                                             ==========     ==========    ==========     ==========

Fully diluted shares:
  Average number of common shares outstanding during the period                 159,009        157,349       158,518        157,052
  Common-equivalent shares attributable to options and deferred stock             4,135          5,259         4,287          5,278
  Dilutive preferred shares                                                       5,858          5,859         5,858          5,859
                                                                             ----------     ----------    ----------     ----------
  Total common and common-equivalent shares                                     169,002        168,467       168,663        168,189
                                                                             ==========     ==========    ==========     ==========

Fully diluted earnings per common and common-equivalent share:
  Income before extraordinary loss                                           $      .39     $      .42    $     1.65     $     1.52
  Extraordinary loss from early extinguishment of debt                             (.44)            --          (.44)            --
                                                                             ----------     ----------    ----------     ----------
  Net income (loss)                                                          $     (.05)    $      .42    $     1.21     $     1.52
                                                                             ==========     ==========    ==========     ==========
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